Exhibit 99.1


                          Semtech Expects Restatement
                      Related to Stock-Based Compensation


    CAMARILLO, Calif.--(BUSINESS WIRE)--July 20, 2006--Semtech Corporation (Nasdaq:SMTC) announced today that it will restate its historical financial statements.
    As previously reported, the Company has been engaged in an internal review of its stock option practices in light of an informal SEC inquiry. On June 9, 2006, the Audit Committee, with the assistance of independent counsel and forensic accountants, commenced an internal investigation of the Company's stock option practices and associated accounting. On July 12, 2006, the Board of Directors appointed a Special Committee to continue the Audit Committee investigation. The Special Committee is comprised of members who had not served the Company or the Board in any capacity prior to December 2002. The Special Committee has not completed its work or reached final conclusions and is continuing its investigation.
    The initial phase of the investigation has focused on the processes used to establish option exercise prices and obtain approvals of stock option grants, including procedures relating to initial stock option grants to newly-hired employees, and the related measurement dates used for financial reporting purposes. Although the investigation is ongoing, the Committee has concluded that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the accounting measurement dates for certain stock options granted primarily during fiscal years 1998 through 2003 (which roughly correspond to calendar years 1997 through 2002) differ from the measurement dates previously used for such awards. As a result, new accounting measurement dates will apply to the affected option grants.
    Consequently, the Company expects to record additional non-cash compensation expense and expects the amount of such additional expense to be material. The tax consequences that may result from these matters have not yet been determined. As a result of these adjustments, the Company expects to restate its financial statements for fiscal years 2002 through 2006. The restatement will also affect financial statements for earlier fiscal years and adjustments for those earlier years will be reflected as part of the opening balances in the financial statements for the restatement period.
    The Company believes that the additional non-cash compensation expense under APB 25 will not affect its current cash position or previously reported revenues. Although future operating results are not expected to be significantly impacted by the adjustments related to past stock option practices, expenses arising from management's review, the Special Committee's investigation, related litigation and other associated activities will be recorded in the periods incurred and are expected to be significant.
    Management, the Special Committee and the Audit Committee have discussed the above matters with Ernst & Young LLP, the Company's independent registered public accounting firm.
    On July 19, 2006 the Board of Directors, in consultation with management, the Audit Committee, and the Special Committee and with the concurrence of Ernst & Young LLP, determined that financial statements and the related reports of its independent public accountants, earnings press releases, and similar communications previously issued by the Company should not be relied upon due to the pending restatement of its historical financial statements.
    Because the review is still ongoing, the aggregate amount of additional non-cash stock-based compensation expense has not been determined, nor has the amount of such expense to be recorded in any specific period or in any future period been determined.
    Management is evaluating the impact of this matter on its internal controls over financial reporting and its reports thereon for fiscal years 2005 and 2006. The Company's disclosure controls and procedures are also being reevaluated.
    The Special Committee is working to complete its investigation in a timely manner and the Company intends to file its restated financial statements and its quarterly report for the period ended April 30, 2006 as soon as practicable after the Special Committee's investigation is concluded. As previously announced, the Company received a Staff Determination letter from Nasdaq on June 15, 2006 indicating that the Company's securities are subject to delisting because the Company has not yet filed its Form 10-Q for the fiscal quarter ended April 30, 2006 and is therefore not in compliance with the continued listing standard in Nasdaq Marketplace Rule 4310(c)(14). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel ("Panel") to review the Staff Determination. At the hearing, which will occur within the next two weeks, the Company will ask the Panel for additional time to remedy the late filing and to restate its financial statements. There can be no assurance that the Panel will grant the additional time or that the Company will maintain its Nasdaq listing.
    The Company also reports that it has been served with a third stockholder derivative lawsuit related to stock option practices, which was filed in the United States District Court for the Central District of California. This case, which names the Company as a nominal defendant, seeks to bring derivative claims on behalf of the Company against certain of its present and former directors and executive officers. The Company is evaluating the lawsuit and will respond to it in due course.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
    Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In addition, there are a number of risks associated with the matters discussed in this press release. We can not predict when either the restatement or the internal investigation will be completed. We can not predict the outcome of the SEC inquiry, the internal investigation, the pending Nasdaq hearing regarding delisting of our stock, or any other lawsuit or other proceeding related to the Company's stock option practices. We could also be subjected to other lawsuits and could become the subject of other regulatory investigations in addition to those now underway. Dealing with the matters described in this press release could divert management's attention from our operations and expenses arising from management's review, the Special Committee's investigation, the restatement, related litigation and other associated activities are expected to be significant. Our current and former officers and directors could seek indemnification or advancement or reimbursement of expenses from us, including attorneys' fees, with respect to current or future proceedings related to our stock option practices. These events could adversely affect our business and the price of our common stock.


    CONTACT: Semtech Corporation
             John Baumann, 805-480-2010